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EXHIBIT 10.1

WI-FI CONSULTING AND SERVICES AGREEMENT

This Wi-Fi Consulting and Services Agreement is made as of the 21st day of May, 2004, by and between Recker Consulting, Inc., a Maryland corporation ("Consultant"), and Air-Q Wi-Fi Corporation, a Delaware corporation (the "Company").

WHEREAS, Consultant possesses experience in the Wi-Fi hotspot business, in general, and the Wi-Fi Internet access market in the Northeastern United States, in particular; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AQWF”; and

WHEREAS, the Company desires to have Consultant provide consulting services to the Company and to have Consultant, when necessary, provide Wi-Fi hotspot service and maintenance services to the Company, and Consultant desires to provide such consulting services and service and maintenance services to the Company; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant, on a non-exclusive basis, to (a) advise the Company and provide assistance in completing its plan for entering the Wi-Fi hotspot business in the Northeastern United States; (b) advise the Company and provide assistance in the area of business development in markets selected by the Company; (c) identify and secure locations in which the Company may locate a Wi-Fi hotspot; (d) identify potential end-users of the Company’s communications products and development of business systems and strategies for delivering such products thereto; (e) perform service and maintenance functions with respect to the Company’s hotspots, as requested by the Company; and (f) such other Wi-Fi-related tasks as may be reasonably requested by the Company.

Consultant hereby accepts such engagement and agrees to render such consulting and maintenance services throughout the term of this Agreement. Consultant agrees that it shall be responsible for all expenses incurred in his performance hereunder, unless the Company shall have agreed, in advance and in writing, to reimburse Consultant for any such expenses.

It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform his services required hereunder as an independent contractor.

It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

2. The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for one year. This Agreement may be terminated by either party, without cause, after 90 days from the date of mutual execution hereof, on 30 days’ written notice.

3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit “A” attached hereto and incorporated herein by this reference.

4. The Company represents and warrants to Consultant that:

A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform his obligations hereunder.

B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

Consultant agrees that he will not disseminate any printed matter relating to the Company without prior written approval of the Company.

6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Recker Consulting, Inc.

408 Inspiration Lane

Gaithersburg, Maryland 20878

and to the Company at:

Air-Q Wi-Fi Corporation

Attention: David Loflin

5555 Hilton Avenue, Suite 207

Baton Rouge, Louisiana 70808

7. Miscellaneous.

A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

AIR-Q WI-FI CORPORATION

By: /s/ DAVID LOFLIN

David Loflin, President

RECKER CONSULTING, INC.

By: /s/ MICHAEL RECKER

Michael Recker, President

Exhibit “A”

Wi-Fi Consulting and Services Agreement

Recker Consulting, Inc.

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement (the “Agreement”) to which this Exhibit “A” relates, Consultant shall receive the following:

Consulting Services

In consideration of the consulting services to be provided by Consultant to the Company under the terms of the Agreement, the Company shall issue to Consultant 750 shares of the Company’s $.001 par value common stock each month during the term of the Agreement, a total of 9,000 shares. The Company agrees that it shall file with the Securities and Exchange Commission, as soon as is practicable, a Registration Statement on Form S-8 with respect to all 9,000 shares, thereby duly registering such shares under the Securities Act of 1933, as amended.

Consultant represents and warrants that it has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company currently lacks adequate capital to pursue its full plan of business.

Hotspot Maintenance Services

In consideration of Consultant’s performing service and maintenance functions with respect to any of the Company’s Wi-Fi hotspots, the Company will pay to Consultant the sum of $75.00 for each necessary service and maintenance event related to a Company hotspot. Payment for each such service and maintenance event shall become due and owing upon completion of Consultant’s successful efforts. Each service and maintenance event shall be evidenced by a written memorandum, in the form of Annex I attached hereto, signed by the Company and Consultant.

ANNEX I

SERVICE AND MAINTENANCE MEMORANDUM

This Service and Maintenance Memorandum and Assignment is executed as a supplement to that certain Wi-Fi Consulting and Services Agreement, dated as of _____, 2004 (the “Consulting Agreement”), by Air-Q Wi-Fi Corporation (the “Company”) and Recker Consulting, Inc. (“Consultant”) and is executed pursuant to Exhibit “A” of the Consulting Agreement.

Location of Hotspot:

Description of Service/Maintenance Required:

Consideration to be Paid by the Company to Consultant: $75.00, upon successful completion of service/maintenance event.

Other Information:

“COMPANY”:

AIR-Q WI-FI CORPORATION

By:

Name:

Title:

Date:

“CONSULTANT”:

RECKER CONSULTING, INC.

By:

Name:

Title:

Date:

SERVICE AND MAINTENANCE MEMORANDUM – PAGE SOLO